Schedule of Computations for Each Performance Quotation Provided in the Registration Statement

                                         FOR PERIOD ENDED JUNE 30, 1998
                                     ----------------------------------------
                                       ONE YEAR     FIVE YEAR     TEN YEAR
                                     TOTAL RETURN  TOTAL RETURN  TOTAL RETURN

(1) TOTAL RETURN
(A) NET INITIAL INVESTMENT            $1,000.00     $1,000.00     $1,000.00
      divided by                              /             /             /
    NET ASSET VALUE ON PURCHASE DATE   $19.3305       $9.4371       $4.9974
      equals                                  =             =             =
    NUMBER OF SHARES PURCHASED            51.73        105.96        200.10

(B) NET ASSET VALUE AT THE END OF
    TIME PERIOD                        $24.8390      $24.8390      $24.8390
      multipied by                            x             x             x
    NUMBER OF SHARES PURCHASED            51.73        105.96        200.10
      equals                                  =             =             =
    ENDING VALUE                      $1,284.92     $2,631.94     $4,970.28

(C) ENDING VALUE                      $1,284.92     $2,631.94     $4,970.28
      minus                                   -             -             -
    INITIAL INVESTMENT                $1,000.00     $1,000.00     $1,000.00
      equals                                  =             =             =
    TOTAL DOLLAR RETURN                 $284.92     $1,631.94     $3,970.28

(D) TOTAL DOLLAR RETURN                 $284.92     $1,631.94     $3,970.28
      divided by                              /             /             /
    INITIAL INVESTMENT                $1,000.00     $1,000.00     $1,000.00
      multipied by 100                        x             x             x
                                            100           100           100
        equals                                =             =             =
    TOTAL RETURN FOR THE PERIOD
      EXPRESSED AS A PERCENTAGE          28.49%       163.19%       397.03%

(2) AVERAGE ANNUAL TOTAL RETURN

Average annual total return quotations for the one, five and ten year periods ended 30-Jun-98 are computed using the formula below:

                     P ( 1 + T )*n = ERV

Where   P =    a hypothetical initial investment of $1,000
        T =    average annual total return
        * =    to the power of
        n =    number of years
        ERV =  ending value of a hypothetical $1,000 investment as of the end of the one, five and ten year periods computed in accordance with the formula shown in (1) above.

Thus:

     ONE YEAR AVERAGE      FIVE YEAR AVERAGE      TEN YEAR AVERAGE
      ANNUAL RETURN          ANNUAL RETURN          ANNUAL RETURN

            1                       5                       10
 $1,000 (1+T)=$1,284.92  $1,000 (1+T)=$2,631.94  $1,000 (1+T)=$4,970.28
           T = 28.49%              T = 21.35%              T = 17.39%